Shire plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

12 noon GMT 7am EST

Strong 2005 performance supports positive outlook

Basingstoke, UK – February 23, 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces results for the twelve months to December 31, 2005 – a year in which significant milestones were met, providing clear future development opportunities.

2005 Financial Highlights
  Product sales up 19% to $1,327.7 million;

  Royalties up 5% to $242.9 million;

  Total revenues up 17% to $1,599.3 million;

  Dividend up 10%.

Matthew Emmens, Chief Executive Officer, said:

“This has been another successful year for Shire. We met all of our strategic objectives and continued to grow with product sales up 19%. During the year we made excellent progress in setting the stage for our future growth. The acquisition of TKT and the collaboration with New River Pharmaceuticals for NRP104 greatly enhances our product portfolio and we continue to file and launch several new products in the US and Europe.

“Our lead product, ADDERALL XR, achieved an all time high market share of 26%. In January we announced that we settled all pending legal proceedings with Impax Laboratories. This was an excellent outcome for both parties. Patent litigation continues and settlement discussions with Barr Laboratories are progressing.

“Over the past few years, we have transformed Shire by broadening our product range, expanding our geographic reach, enhancing our business processes and capitalizing on opportunities within the specialty pharmaceutical markets. Shire’s success in meeting key milestones in 2005 reflects our continued commitment to achieving our goal of becoming the leading specialty pharmaceutical company.”

2005 Product Highlights

  MESAVANCE (SPD476) for Ulcerative Colitis, filed with the Food and Drug Administration (FDA);

  DAYTRANA for Attention Deficit Hyperactivity Disorder (ADHD) received an approvable letter from the FDA;

  NRP104 for ADHD filed with the FDA by New River Pharmaceuticals Inc. (New River);

  ELAPRASE filed with the FDA and the European Medicines Agency (EMEA);

  XAGRID for Thrombocythemia, roll-out commenced in Europe;

  FOSRENOL for Hyperphosphatemia, launched in the US and launch in Europe commenced;

  FOSRENOL higher strengths (750mg and 1000mg) launched in the US.

2005 Business Development
  Collaboration agreement signed with New River for its ADHD compound, NRP104;

  Acquisition of Transkaryotic Therapies Inc., (TKT) completed – providing entry to the human genetic therapy market and extending Shire’s portfolio for the specialist physician;

  Sale of drug formulation business (Shire Laboratories) to Supernus Pharmaceuticals, Inc.
Recent Developments in 2006
  ADDERALL XR for ADHD. All litigation with Impax Laboratories Inc., (Impax) regarding Shire’s patents settled in January. Patent litigation continues and settlement discussions with Barr Laboratories Inc., (Barr) are progressing;

  CARBATROL for Epilepsy. A promotional services agreement for the US market with Impax was signed in January. The agreement will take effect from July 2006;

  MESAVANCE. Marketing Authorization Application submitted to Canadian and European Regulatory Agencies;

  ELAPRASE. In January 2006 the filing was accepted for Priority Review by the FDA. The expected PDUFA date is May 25, 2006;

  On February 10, 2006 the Company received notice from ID Biomedical Corporation (IDB) that it intended to repay in full all of its loan drawings for injectable flu development of $70.6 million, together with accrued and capitalized interest of $8.1 million. The Company received the $78.7 million outstanding on February 14, 2006. The amounts outstanding in respect of IDB’s drawings for pipeline development (principal drawings of $29.4 million), are unaffected by this repayment.

Full Year 2005 Unaudited Results

			2005						2004

	US GAAP		Adjustments		Non GAAP(1)		US GAAP		Adjustments		Non GAAP(1)
	$M		$M		$M		$M		$M		$M

Revenues	1,599.3		-		1,599.3		1,363.2		-		1,363.2
(Loss)/income from
ongoing operations
before income
taxes (2)	(320.9)		784.9		464.0		459.9		33.7		493.6
Net (loss)/income	(410.8)		750.4		339.6		269.0		88.5		357.5

Diluted (losses)/
earnings per:
Ordinary share	(82.1	c)	149.2	c	67.1	c	53.3	c	17.3	c	70.6	c
ADS	(246.4	c)	447.8	c	201.4	c	159.9	c	51.9	c	211.8	c

Note: Average exchange rates for 2005 and 2004 were $1.82: £1.00 and $1.83: £1.00, respectively.

(1) Non GAAP
These are non GAAP financial measures.

For 2005, this measure for net (loss)/income excludes a net negative amount of $750.4m as follows:
•	The write-off of in-process research and development (R&D) following the acquisition of TKT: $673.0m;
•	Cost of product sales fair value adjustments following the acquisition of TKT: $41.9m;
•	New River upfront payment: $50.0m;
•	New listed holding company costs: $4.5m;
•	Reorganization costs resulting from Shire’s North American site consolidation: $9.4m;
•	TKT integration costs: $9.7m;
•	Gain on disposal of drug formulation business: $(3.6)m;
•	Taxes on above adjustments: $(31.4)m;
•	Income from discontinued operations: $(3.1)m.

2

For 2004, this measure for net income excludes a net negative amount of $88.5m as follows:
•	Reorganization costs resulting from Shire’s North American site consolidation: $48.5m;
•	Gain on sale of investment: $(14.8)m;
•	Taxes on above adjustments: $(9.5)m
•	Loss from discontinued operations: $64.3m.

On a pre-tax basis, excluding discontinued operations, the above non GAAP adjustments relating to continuing operations total $784.9m for 2005 and $33.7m for 2004.

Management believes that the presentation of these non GAAP financial measures provides useful information to investors regarding Shire’s performance, as the excluded items are not indicative of the ongoing business in 2005. A reconciliation of these non GAAP financial measures to the most directly comparable US GAAP financial measure can be found on pages 27 and 28.

(2) (Loss)/income from continuing operations before income taxes and equity method investees.

Q4 2005 Unaudited Results

			2005						2004

	US GAAP		Adjustments		Non GAAP(1)		US GAAP		Adjustments		Non GAAP(1)
	$M		$M		$M		$M		$M		$M

Revenues	465.0		-		465.0		373.7		-		373.7
Income from ongoing
operations before
income taxes(2)	109.3		27.3		136.6		116.2		16.4		132.6
Net Income	76.7		20.7		97.4		83.4		11.8		95.2

Diluted earnings per:
Ordinary share	15.1	c	4.0	c	19.1	c	16.7	c	2.3	c	19.0	c
ADS	45.2	c	12.2	c	57.4	c	49.8	c	7.2	c	57.0	c

Note: Average exchange rates for Q4 2005 and Q4 2004 were $1.75: £1.00 and $1.87: £1.00, respectively.

(1) Non GAAP
These are non GAAP financial measures.

For 2005, this measure for net income excludes a net negative amount of $20.7m as follows:
•	Cost of product sales fair value adjustment following the acquisition of TKT: $24.7m;
•	TKT integration costs: $6.2m;
•	Gain on disposal of drug formulation business: $(3.6)m;
•	Taxes on above adjustments: $(7.6)m;
•	Impact of discontinued operations: $1.0m.

For 2004, this measure for net income excludes a net negative amount of $11.8m as follows:
•	Reorganization costs resulting from Shire’s North American site consolidation: $16.4m;
•	Taxes on above adjustment: $(4.6)m

On a pre-tax basis, excluding discontinued items, the above non GAAP adjustments relating to continuing operations total $27.3m for 2005 and $16.4m for 2004.

Management believes that the presentation of these non GAAP financial measures provides useful information to investors regarding Shire’s performance, as the excluded items are not indicative of the ongoing business in 2005. A reconciliation of these non GAAP financial measures to the most directly comparable US GAAP financial measures can be found on pages 27 and 28.

(2) Income from continuing operations before income taxes and equity method investees.

3

2006 Outlook

R&D pipeline and new product launches

Shire has a strong product pipeline to support the medium and long-term future growth of the Company. In 2006 and H1 2007 Shire anticipates:

  Launching DAYTRANA for ADHD in the US;

  Launching ELAPRASE in the US and Europe;

  Launching MESAVANCE in the US;

  Launching NRP104 in the US;

  Filing SPD503 for ADHD with the FDA;

  Filing SPD465 for ADHD with the FDA;

  Undertaking additional pre-launch preparations and activities during Q4 2006 in order to maximize commercial opportunities for DYNEPO, a treatment for anemia in chronic renal failure. Full European launch of this product is now expected H1 2007;

  Continuing the roll-out of FOSRENOL in Europe;

  Continuing the launch of FOSRENOL higher strengths in the US.

The above launch and filing dates are indicative and subject to the regulatory/government approvals process.

Financial outlook

The following statements are based on the assumption that there will be no generic launch of ADDERALL XR during 2006 and prescription growth in the US ADHD market will be 5%.

Shire’s business continues to perform strongly. We expect 2006 revenue growth to be in the low double-digit range.

As previously announced, earnings for 2006 will be impacted by the costs associated with the continued development and launch of five new products in 2006 and H1 2007 in addition to the roll-out of FOSRENOL across Europe and the new higher strengths of FOSRENOL in the US.

  These launches will require additional advertising and promotional spend and, in some cases, additional sales representatives. In addition, Shire will be seeking to maximize ADDERALL XR’s market share. Consequently, SG&A costs are expected to rise during the year to between $770 – 800 million;

  The planned regulatory filings, Phase 3(b) and Phase 4 studies to support new product launches, the transfer of two Human Genetic Therapies (HGT) projects into pre-clinical development and the commencement of Phase 3 trials on GA-GCB, are expected to result in R&D spend in the range of $310 – 330 million;

  The depreciation and amortization charge for the year will increase by approximately 50% compared to 2005 reflecting the acquisition of TKT and the amortization of anticipated capitalized business development milestone payments;

  The tax rate to be maintained at a rate of approximately 28%.

The financial outlook for the full year stated above excludes the accounting impact under US GAAP of the following items:

  The milestone payment of $50 million paid to New River in February 2006 following the FDA’s acceptance of the filing of NRP104. This will increase R&D expense in Q1 2006;

  A US GAAP adjustment of approximately $50m to reflect the difference between the accounting fair value and book value of acquired REPLAGAL inventory. This will increase cost of product sales;

  Shire HGT integration costs estimated at $10 million in 2006. This will increase SG&A costs;

  The adoption from January 1, 2006 of US GAAP accounting standard FAS123R for share based compensation. This is expected to give rise to additional charges estimated at approximately $45m, which will be split between costs of product sales, R&D and SG&A in the approximate ratios of 5%, 25% and 70%, respectively.

Including these items would result, under US GAAP, in estimated increases in cost of product sales of $50 million, R&D spend in the range of $370 - 390 million and SG&A costs between $810 - 840 million.

Any launch of a generic version of ADDERALL XR during 2006 would have a material impact on the company’s performance and would materially impact the revenue growth guidance given above.

4

Dividend

In respect of the six months to December 31, 2005 the Board resolved to pay a second interim dividend of 4.419 US cents per ordinary share (2004: 3.85 US cents per share). Together with the first interim payment of 1.8246 US cents per ordinary share (2004: 1.82 US cents per share) this represents total dividends for 2005 of 6.2436 US cents per share (2004: 5.67 US cents per share), an increase of 10% in US Dollar terms over 2004.

Dividend payments will be made in Pounds Sterling to Ordinary Shareholders, US Dollars to ADS holders and Canadian Dollars to Exchangeable Shareholders. A dividend of 2.5356 pence per ordinary share, 13.257 US cents per ADS and 15.2217 Canadian cents per Exchangeable Share respectively will be paid. The Board resolved to pay the dividend on April 6, 2006 to persons whose names appear on the register of members of the Company (or to persons registered as holders of Exchangeable Shares in Shire Acquisition Inc.) at the close of business on March 17, 2006.

Shire intends to pursue a progressive dividend policy. Any growth will typically come through increasing the second interim payment for each financial year.

New Accounting Standard - SFAS 123R

Shire’s primary basis of financial reporting is US GAAP. From January 1, 2006, in conjunction with many other US GAAP reporting companies, Shire is required to adopt SFAS 123R in accounting for share-based compensation. This accounting standard applies a fair value methodology in quantifying the accounting charge associated with the grant of share-based compensation to employees.

Shire has previously disclosed in its Annual Report on Form 10-K for 2004 filed with the SEC the charge that would have resulted from the full adoption of a fair value methodology under SFAS 123R. The application of this methodology would have resulted in a pre-tax, non-cash charge of $27 million for 2005, $33 million for 2004 and $32 million for 2003. The higher relative charges for 2003 and 2004 arise due to an all employee grant in 2001 for which the FAS123 charge was spread over the 3-year vesting period.

It is anticipated that the 2006 annual SFAS 123R charge will be approximately $45m. The increase over the comparable figure for 2005 is due partly to the acquisition of TKT and the resulting expansion of the work force, and partly to the share price growth seen over the last three years. The share price on February 21, 2006 of £8.73 was higher than the share prices at December 31, 2002, 2003 and 2004 by 120%, 61% and 60% respectively.

The valuation of stock based compensation under SFAS 123R is based on a number of market related assumptions (including share price and share price volatility at the time of grant) and internal assumptions (including numbers of new employees and employee attrition rates), which can only be estimated at this stage. Accordingly the actual valuation above is subject to variation.

The Company has decided to adopt SFAS 123R according to the modified retrospective method. As a result, comparatives including the accounting period for the year to December 31, 2005 will be restated during Q1 2006.

- Ends -

5

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire plc

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire’s therapeutic focus is on central nervous system (CNS), gastrointestinal (GI), human genetic therapies (HGT) and general products (GP). The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent that opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including, but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including, but not limited to, the expected product approval dates of DAYTRANA (MTS/METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), MESAVANCE (SPD476) (ulcerative colitis), ELAPRASE (I2S) (Hunter syndrome), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire’s ability to benefit from its acquisition of Transkaryotic Therapies, Inc.; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's filings and its predecessor registrant Shire Pharmaceuticals Group plc’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.

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The following are trademarks of Shire or companies within the Shire Group, which are the subject of trademark registrations in certain territories:

ADDERALL XR® (mixed salts of a single-entity amphetamine)
ADDERALL® (mixed salts of a single-entity amphetamine)
AGRYLIN® (anagrelide hydrochloride)
CALCICHEW® range (calcium carbonate with or without vitamin D3)
CARBATROL® (carbamazepine extended-release capsules)
COLAZIDE® (balsalazide)
DAYTRANA™ (methylphenidate transdermal system)
ELAPRASE™ (I2S) (idursulfase)
EQUETRO™ (carbamazepine extended-release capsules)
FOSRENOL® (lanthanum carbonate)
GA-GCB® (gene-activated)
LODINE ® (etodolac)
MESAVANCE™ (mesalamine)
REMINYL® (galantamine hydrobromide) (UK and Republic of Ireland)
REMINYL XL™ (galantamine hydrobromide) (UK and Republic of Ireland)
REPLAGAL® (agalsidase alfa)
SOLARAZE® (3%, gel diclofenac sodium (3%w/w))
XAGRID® (anagrelide hydrochloride)

The following are trademarks of third parties referred to in this press release:

3TC (trademark of GlaxoSmithKline (GSK))
AMARYL (trademark of Sanofi-Aventis)
DYNEPO (trademark of Aventis Pharma Holdings GmbH)
PENTASA (trademark of Ferring AS)
RAZADYNE (trademark of Johnson & Johnson)
RAZADYNE ER (trademark of Johnson & Johnson)
REMINYL (trademark of Johnson & Johnson, excluding UK and Republic of Ireland)
REMINYL XL (galantamine hydrobromide) (trademark of Johnson & Johnson, excluding UK and Republic of Ireland)
ZEFFIX (trademark of GSK)

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OVERVIEW OF US GAAP FINANCIAL RESULTS

1. Introduction

Summary of 2005

Revenues from continuing operations for the year to December 31, 2005 increased by 17% to $1,599.3 million (2004: $1,363.2 million), of which $41.3 million was derived from sales of REPLAGAL in the five months following the acquisition of TKT. Excluding REPLAGAL sales, revenues increased by 14%.

Losses from continuing operations for the year to December 31, 2005 were $414.0 million (2004 income of $333.3 million). A loss has arisen due to a $673.0 million write-off of in-process R&D acquired with TKT and a $50 million up-front milestone payment to New River. The in-process R&D adjustment is required under US GAAP and represents the value of acquired intangible assets under development and not filed for regulatory approval at the time of the TKT acquisition, including ELAPRASE and GA-GCB.

Cash inflow from operating activities for the year to December 31, 2005 reduced by 22% to $381.1 million (2004: $488.7 million). Cash inflow was affected by the $50 million payment to New River, the operating losses of the acquired TKT business and the timing of working capital payments.

Cash and cash equivalents, restricted cash and short-term investments at December 31, 2005 totaled $694.0 million (December 31, 2004: $1,457.5 million). The movement during 2005 was primarily due to $1.2 billion paid to date to purchase TKT partially offset by positive cash flows from Shire’s operations, $111.8 million of cash and cash equivalents, restricted cash and short-term investments acquired with TKT and the receipt during 2005 of $92.2 million from the sale of Shire’s vaccines business to IDB in 2004.

The total cash consideration for the acquisition of TKT is expected to be approximately $1.6 billion. At December 31, 2005, $1.2 billion had been paid. The remaining $0.4 billion is due to ex-TKT shareholders who have requested an appraisal of the $37 per share acquisition consideration pursuant to a court appraisal process and is shown as a liability, along with a provision for interest that may be payable. These dissenting shareholders previously owned 31% of TKT’s ordinary share capital, (11.3 million shares).

Summary of Q4 2005

Revenues from continuing operations for the three months to December 31, 2005 increased by 24% to $465.0 million (2004: $373.7 million), of which $25.4 million was derived from sales of REPLAGAL (which was acquired with TKT). Excluding REPLAGAL sales, revenues increased by 18%.

Income from continuing operations for the three months to December 31, 2005 decreased by 7% to $77.7 million (2004: $83.4 million). The decrease was due to operating losses of the acquired TKT business of $17.4 million during the three months to December 31, 2005.

Cash inflow from operating activities for the three months to December 31, 2005 reduced by 23% to $154.5 million (2004: $201.1 million). The reduction was due to losses of the acquired TKT business, ($17.4 million) and the timing of working capital payments.

2. Product sales

For the year to December 31, 2005 product sales increased by 19% to $1,327.7 million (2004: $1,112.5 million) and represented 83% of total revenues (2004: 82%). Excluding post acquisition sales of REPLAGAL ($41.3 million), product sales for 2005 increased by 16%.

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Product Highlights

	Sales	Sales	US Rx	US Market
Product	$M	Growth(2)	Growth(1)(2)	Share(1)

ADDERALL XR	730.8	+20%	+12%	26%
CARBATROL	72.1	+33%	-8%	42%
PENTASA	136.1	+18%	+6%	18%
AGRYLIN and XAGRID
North America(3)	46.0	-61%	-48%	4%
Rest of World	46.8	+40%	N/A	N/A
FOSRENOL	53.5	N/A	N/A	8%
REPLAGAL(4)	41.3	N/A	N/A	N/A

(1)	IMS Prescription Data – Product specific (December 2005).
(2)	Compared to 2004.
(3)	Includes US and Canada.
(4)	This represents REPLAGAL sales for the five-month period since acquisition. The total sales for the full year, including TKT pre-acquisition sales, were $94.6 million (2004: $77.4 million).

ADDERALL XR for the treatment of ADHD

US prescriptions for ADDERALL XR for the year to December 31, 2005 were up 12%. ADDERALL XR, further strengthened its position as the leading brand in the US ADHD market with a 1% increase in market share to an all time high of 26% in December 2005 (December 2004: 25%). In addition, the US ADHD market grew 5% overall compared to the same period in 2004.

Product sales growth was higher than prescription growth for the year due mainly to the impact of price increases in December 2004 and August 2005, partially offset by a decrease in pipeline inventory and higher sales deductions.

During 2005, Shire negotiated ‘fee for service’ agreements with two of its three major US wholesalers. These industry-wide agreements change the way significant wholesale distributors are compensated by pharmaceutical manufacturers and should allow for more efficient management of inventory levels held by wholesale distributors.

FDA approval of the adolescent indication for ADDERALL XR was received on July 22, 2005.

On February 12, 2005, Shire announced that it had suspended sales of ADDERALL XR in Canada at the request of Health Canada. On August 24, 2005, Shire announced that Health Canada would reinstate the marketing authorization of ADDERALL XR in Canada effective August 26, 2005. This reinstatement follows the acceptance by Health Canada of the recommendations from the New Drug Committee, which was appointed by Health Canada at Shire’s request to review the suspension of ADDERALL XR in Canada.

During October 2005 Shire filed a Citizen Petition with the FDA requesting that the FDA require more rigorous bioequivalence testing or additional clinical testing for generic or follow-on drug products that reference ADDERALL XR before they can be approved. Shire believes that these requested criteria will ensure that generic formulations of ADDERALL XR or follow-on drug products will be clinically effective and safe. In January 2006, Shire chose to file a supplemental amendment to its original Citizen Petition, which included additional clinical data in support of the original filing. The FDA has six months to respond to Shire’s petition and while this petition is under review it will not grant final approval of generic or follow-on drug products referencing ADDERALL XR.

On February 9, 2006, an FDA Advisory Committee recommended to the FDA that risk information about cardiovascular events be included in a "black box warning" for all stimulant medicines used to treat ADHD. In making its recommendation, the Advisory Committee recognized that the reported incidence rates of the rare serious cardiovascular adverse events that were discussed by the Committee are generally within the rates that would be expected from the untreated general population. ADDERALL XR and ADDERALL already include a "black box warning" in their labels for safety concerns related to amphetamine abuse or misuse and also warn of the risk of sudden death in patients with structural cardiac abnormalities. Shire stands behind the current labeling and believes that further action is unwarranted.

9

In January 2006, Shire settled its ADDERALL XR patent infringement lawsuits with Impax. The litigations involved Shire’s US patents, Nos. 6,322,819 (“the ‘819 Patent”), 6,605,300 (“the ‘300 Patent”) and 6,913,768 (“the ‘768 Patent”). As part of the settlement, Impax has confirmed that its proposed generic ADDERALL XR product infringes Shire’s ‘819, ‘300 and ‘768 Patents and that the three patents are valid and enforceable. Under the terms of the settlement, Impax will be permitted to market generic versions of ADDERALL XR in the US no later than January 1, 2010 and will pay Shire a royalty from those sales. In certain situations, such as the launch of another generic version of ADDERALL XR, Impax may be permitted to enter the market as Shire’s authorized generic.

Shire’s ADDERALL XR patent infringement lawsuits with Barr continue. Shire is seeking a ruling that Barr’s Abbreviated New Drug Application (ANDA) seeking permission to market its generic versions of ADDERALL XR infringes the ‘819, ‘300 and ‘768 Patents. Barr’s 30-month stay under the Hatch-Waxman Act expired on February 18, 2006. Following the expiry of the 30-month stay, the FDA may approve Barr’s ANDA. A final pre-trial conference in the ‘819 and ‘300 patent cases is set for March 10, 2006. No trial date has been set. Shire is continuing its discussions with Barr in connection with these lawsuits and the discussions are progressing. Further information can be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the year to December 31, 2004 and our most recent quarterly report on Form 10-Q for the period ended September 30, 2005.

CARBATROL for the treatment of Epilepsy

US prescriptions for the year to December 31, 2005 were down 8% compared to the previous year. This was due primarily to supply constraints, a 4% decrease in Shire’s market share of the total US extended release carbamazepine prescription market to 42% in December 2005 (December 2004: 46%) and a 5% decrease in that market as a whole. The supply constraints have now been resolved.

Product sales for the year to December 31, 2005 were up 33% compared to the previous year. The difference between sales growth and the lower level of prescriptions is due to price increases in August 2004 and October 2005 and to lower sales deductions than in 2004.

Patent litigation proceedings with Nostrum Pharmaceuticals, Inc. (Nostrum) relating to CARBATROL are ongoing. No trial date has been set. Nostrum’s 30-month stay under the Hatch-Waxman Act expired on February 6, 2006. Accordingly, the FDA may approve Nostrum’s ANDA. Further information can be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the year to December 31, 2004 and our most recent quarterly report on Form 10-Q for the period ended September 30, 2005.

PENTASA for the treatment of Ulcerative Colitis

US prescriptions for the year to December 31, 2005 were up 6% compared to the previous year. The increase was due to the success of the co-promotional agreement with Solvay Pharmaceuticals Inc., the impact of the 500mg dosage form launched in the third quarter of 2004 and a 2% increase in the total US oral mesalamine prescription market.

Product sales for the year to December 31, 2005 were up 18%, compared to the previous year. The difference between sales growth and prescription growth is due to the impact of the September 2004 price increase and a normalization of pipeline inventories compared to lower levels in 2004.

PENTASA had an 18% share of the total US oral mesalamine prescription market in December 2005 (December 2004: 18%).

AGRYLIN/XAGRID for the treatment of Thrombocythemia

AGRYLIN/XAGRID sales worldwide for the year to December 31, 2005 were $92.8 million, down 39% compared to the previous year (2004: $152.5 million).

North American sales were $46.0 million, down 61% compared to the previous year (2004: $119.1 million). This reduction was expected following the approval of generic versions of AGRYLIN in the US market in April 2005.

Rest of the World sales (all sales outside North America) were $46.8 million, up 40%, compared to the previous year (2004: $33.4 million). This was primarily due to the successful launch of XAGRID in the UK, Germany and France in the first quarter of 2005 and Spain in the third quarter of 2005. In accordance with current orphan drug legislation in the EU, XAGRID will have up to 10 years of marketing exclusivity in the EU.

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FOSRENOL for the treatment of Hyperphosphatemia

FOSRENOL was launched in the US in January 2005. Product sales for the year to December 31, 2005 were $53.5 million, with US prescriptions for the year totaling 137,000.

FOSRENOL had an 8% share of the total US phosphate binding market in December 2005.

On November 28, 2005 the FDA approved new, higher dose formulations of FOSRENOL. New, higher dose strengths of 750 milligrams and 1,000 milligrams were shipped to wholesalers in the US in December 2005. Higher dose strengths should help to reduce the number of pills that end-stage renal disease patients need to take to achieve target phosphorus levels.

Product sales in Q4 2005 were $29.0 million compared with $9.7 million in Q3 2005. The variance relates primarily to increased pipeline inventory sales to wholesalers of the new higher dose formulation during December.

FOSRENOL was launched in Austria in December 2005. Shire continues its discussions relating to FOSRENOL with regulatory authorities and reimbursement agencies across Europe and other regions and further launches are expected in European markets over the next few months, subject to obtaining national approvals and concluding pricing and reimbursement negotiations.

REPLAGAL for the treatment of Fabry Disease

REPLAGAL was acquired by Shire as part of the TKT acquisition, which completed on July 27, 2005. Product sales for the period since acquisition were $41.3 million. The majority of REPLAGAL sales are in Europe. Total sales for the full year, including pre-acquisition sales, were $94.6 million (2004: $77.4 million). The increase in sales (including pre-acquisition sales) is primarily due to greater European coverage by an increased number of sales representatives.

3.       Royalties

Royalty revenue increased 5% to $242.9 million for the year to December 31, 2005 (2004: $230.4 million) as a result of growth in sales.

Royalty Highlights

Product	Royalties to Shire $M	Royalty (4) Growth %	Worldwide in-market sales by licensee (3) in 2005 $M
3TC	159.8	+3%(1)	1,211
ZEFFIX	30.5	+11%(2)	266
Other	52.6	+11%	n/a

(1)	The impact of foreign exchange movements has contributed +1% to the reported growth.
(2)	The impact of foreign exchange movements has contributed +2% to the reported growth.
(3)	GSK.
(4)	Compared with 2004.

3TC

Royalties from sales of 3TC for the year to December 31, 2005 were $159.8 million, an increase of 3% compared to 2004 ($155.8 million). This was due to the continued growth in the nucleoside analog market for HIV and the positive impact of foreign exchange movements.

Shire receives royalties from GSK on worldwide 3TC sales. GSK’s worldwide sales of 3TC for the year to December 31, 2005 were $1,211 million, an increase of 2% compared to prior year (2004: $1,184 million).

11

ZEFFIX

Royalties from sales of ZEFFIX for the year to December 31, 2005 were $30.5 million, an increase of 11% compared to 2004 ($27.4 million), due to strong growth in the Japanese market and the positive impact of foreign exchange movements.

Shire receives royalties from GSK on worldwide ZEFFIX sales. GSK’s worldwide sales of ZEFFIX for the year to December 31, 2005 were $266 million, an increase of 11% compared to prior year (2004: $240 million).

OTHER

Other royalties are primarily in respect of REMINYL and REMINYL XL (now marketed as RAZADYNE and RAZADYNE ER in the US), a product marketed worldwide by Janssen Pharmaceutica N.V. (Janssen), an affiliate of Johnson and Johnson, with the exception of the United Kingdom and the Republic of Ireland where Shire acquired the exclusive marketing rights from May 2004.

Sales of the REMINYL/RAZADYNE range, for the symptomatic treatment of mild to moderately severe dementia of the Alzheimer’s type, are growing well in the Alzheimer’s market.

On March 1, 2005, the National Institute for Health and Clinical Excellence (NICE) in England and Wales issued an Appraisal Consultation Document (ACD). This document included a recommendation that all existing approved products for the symptomatic treatment of mild to moderate Alzheimer's disease in England and Wales should no longer be reimbursed by the National Health Service (NHS) when used in the treatment of new patients. The recommendation potentially affected sales of REMINYL and of REMINYL XL in England and Wales. An amended ACD was issued by NICE on January 23, 2006. The new ACD recommends that REMINYL and REMINYL XL, together with other drugs in the same class, be reimbursed on the NHS when used for the treatment of either (i) patients with existing Alzheimer's disease already being treated with one of these drugs; or (ii) newly diagnosed patients once their disease has progressed to a moderate stage. Therefore the current recommendation excludes the reimbursement of treatment for patients presenting with mild symptoms of Alzheimer’s disease for which REMINYL and REMINYL XL are approved. A final appraisal document is expected from NICE in July 2006.

On April 11, 2005, Ortho-McNeil Neurologics Inc. (Janssen's US affiliate company) announced that REMINYL would be marketed in the US under the new product name of RAZADYNE. Subsequently, in the US, REMINYL XL was launched as RAZADYNE ER. Ortho-McNeil Neurologics Inc. worked closely with the FDA on a name change following dispensing errors in the US, between REMINYL and the Type 2 diabetes mellitus drug known as AMARYL. Shire is only aware of one similar dispensing error outside the US.

4.       Financial details

Cost of product sales

For the year to December 31, 2005 the cost of product sales amounted to 16% of product sales (2004: 13%). The decrease in gross margin is primarily due to the addition of REPLAGAL to Shire’s product portfolio following the acquisition of TKT. REPLAGAL’s cost of product sales relates entirely to the acquired inventories, which in accordance with US GAAP, have been accounted for at fair value, estimated to be 97% of the expected sales price of REPLAGAL. Accordingly, little or no margin will be reflected for REPLAGAL sales until all acquired finished goods have been sold (anticipated Q3 2006). For the year to December 31, 2005 the cost of product sales for REPLAGAL includes a $41.9 million adjustment in respect of the acquired inventory, of which $39.8 million related to sales of acquired finished goods and $2.1 million was a write-off of damaged work-in-progress. In 2005, this fair value adjustment increased Shire’s cost of product sales by 3%.

Research and development (R&D)

R&D expenditure increased from $196.3 million in the year to December 31, 2004 to $336.2 million in 2005. Expressed as a percentage of total revenues, R&D expenditure was 21% for the year to December 31, 2005 (2004: 14%). The increase was primarily due to:

  The initial payment to New River of $50 million for in-licensing NRP104, which has been expensed in accordance with the Company’s accounting policy; and
  The addition of two significant R&D projects following the acquisition of TKT (ELAPRASE and GA-GCB).

The New River payment and the R&D expenditure on ELAPRASE and GA-GCB represented 5% of total revenues.

Shire’s pipeline is now well advanced with seven projects in late stage development or registration.

12

Selling, general and administrative (SG&A)

SG&A expenses increased from $458.1 million in the year to December 31, 2004 to $631.1 million in 2005, an increase of 38%. As a percentage of product sales, these expenses were 48% (2004: 41%).

This increase was expected, with additional costs attributable to four product launches during 2005, together with incremental costs in 2005 associated with the new FOSRENOL and EQUETRO sales forces, patent litigation and infrastructure, $24.5 million of SG&A costs related to the acquired TKT business and $4.5 million related to the set up of the new listed holding company for the Shire group.

Depreciation and amortization

The depreciation charge for the year to December 31, 2005 was $29.2 million (2004: $19.8 million), which in 2005 included property, plant and equipment write-downs of $6.5 million (2004: $nil). Amortization charges, including the amortization on acquired products, were $45.2 million for the year to December 31, 2005 (2004: $38.7 million).

Intangible asset impairment

The charge for intangible asset impairments for the year to December 31, 2005 was $5.6 million (2004: $13.5 million).

The approval of generic versions of AGRYLIN in April 2005 and the decision not to support and promote certain non-core products going forward resulted in changes to the estimate of Shire’s future cash flows and, as a result, impairments were required in both 2005 and 2004.

Reorganization costs

During the year to December 31, 2005 Shire incurred reorganization costs of $9.3 million (2004: $48.5 million). These costs related to Shire’s North American site consolidation, which commenced in 2004. The site consolidation is now complete and no further reorganization costs are expected.

During the year to December 31, 2005 the reorganization costs were for employee severance ($1.6 million), operating duplicate facilities ($7.2 million) and other costs ($0.5 million).

During the year to December 31, 2004 the reorganization costs were for employee severance ($20.0 million), relocation ($13.8 million) and other costs ($14.7 million).

Integration costs

For the year to December 31, 2005, the Company incurred $9.7 million of costs associated with the integration of the TKT business into the Shire group (2004: $nil). This included retention payments for key staff of $7.0 million, IT costs of $1.0 million and other costs of $1.7 million.

In-process R&D write-off

During the year to December 31, 2005, as required under US GAAP, Shire wrote off the portion of the TKT purchase price allocated to in-process R&D of $673.0 million. This amount represents the value of those intangible assets acquired as part of the TKT acquisition, which at the time of acquisition had not been approved by the FDA or other regulatory authorities, including ELAPRASE and GA-GCB.

Interest income

For the year to December 31, 2005 the Company received interest income of $35.3 million (2004: $21.9 million). The increase compared to 2004 is due to higher interest rates on Shire’s US cash deposits, which were partially offset by the interest foregone by Shire on the net payments of $1.2 billion made to date in respect of the acquisition of TKT.

13

Interest expense

For the year to December 31, 2005 the Company incurred interest expense of $12.0 million (2004: $12.3 million).

In 2005, this expense included a $7.7 million provision for interest, which may be awarded by the court in respect of amounts due to those ex-TKT shareholders who have requested appraisal of the acquisition consideration payable for their TKT shares. In addition, interest expense includes $1.2 million, relating to the costs of a bridging loan to finance the TKT acquisition and other interest related expenses of $3.1 million.

In 2004, interest expense included the write-off of $8.0 million of deferred debt acquisition costs arising on the issue of convertible loan notes in August 2001. The write-off was required as a significant portion of the convertible loan notes were redeemed. The $8.0 million represented the balance of these fees at the date of redemption in August 2004. In addition, interest expense included a $4.2 million interest charge incurred prior to the redemption and $0.1 million of other interest related expenses.

Other income/(expense), net

For the year to December 31, 2005 other income totaled $9.9 million (2004: $3.8 million).

Other income for 2005 included a $3.9 million realized gain on the sale of a portfolio investment, $4.3 million in respect of other investment income, a $3.6 million gain on the sale of Shire’s drug formulation business and other net income of $ 0.1 million, offset by a write-down of certain portfolio investments ($2.0 million).

Other income for 2004 consisted of a $14.8 million realized gain on the sale of a portfolio investment, $4.1 million of other investment income and other net income of $0.4 million. This income was offset by the write-down of certain portfolio investments ($15.5 million).

Taxation

The effective tax rate for 2005 on US GAAP losses was negative 29% (a tax charge of $92.1 million on US GAAP losses from continuing operations before income taxes and equity method investees of $320.9 million). The significant difference from the prior year effective tax rate of 28% is due to the in-process R&D write-off of $673 million which is not tax deductible. Excluding the impact of this in-process R&D charge, the effective tax rate for 2005 was 26%.

At December 31, 2005 net deferred tax assets of $116.2 million were recognized (December 31, 2004: $78.1 million).

Equity in (losses)/earnings of equity method investees

Net losses of $1.0 million were recorded for the year to December 31, 2005: (2004: net earnings of $2.5 million). This comprised earnings of $5.3 million from the 50% share of the antiviral commercialization partnership with GSK in Canada (2004: $4.4 million), offset by the Company’s share of losses in the GeneChem and EGS Healthcare Funds of $6.3 million (2004: $1.9 million).

Discontinued operations

During the year to December 31, 2005 gains on disposition of the discontinued operations totaled $3.1 million. This resulted from the finalization of the working capital agreement with IDB, which was part of the sale of Shire’s vaccines business to IDB in 2004. As a result, a disputed amount, which had previously been provided for, was received and the corresponding provision was released.

14

15

Unaudited US GAAP results for the year to December 31, 2005 Consolidated Balance Sheets

	December 31, 2005 $'000	December 31, 2004 $'000

ASSETS
Current assets:
Cash and cash equivalents	656,456	1,111,477
Restricted cash	30,568	21,627
Short-term investments	6,947	324,411
Accounts receivable, net	329,924	222,546
Inventories	136,057	41,230
Deferred tax asset	54,186	70,387
Prepaid expenses and other current assets	98,084	137,271

Total current assets	1,312,222	1,928,949

Investments	50,162	63,267
Property, plant and equipment, net	233,999	131,351
Goodwill	367,652	235,396
Other intangible assets, net	729,304	309,297
Deferred tax asset	61,994	7,724
Other non-current assets	42,907	38,895

Total assets	2,798,240	2,714,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Loan facility to IDB	-	43,162
Accounts payable and accrued expenses	431,819	311,231
Liability to dissenting shareholders	427,609	-
Other current liabilities	105,993	77,558

Total current liabilities	965,421	431,951

Long-term debt, excluding current installments	116	116
Other non-current liabilities	43,437	32,159

Total liabilities	1,008,974	464,226

16

Unaudited US GAAP results for the year to December 31, 2005 Consolidated Balance Sheets (continued)

	December 31, 2005 $'000	December 31, 2004 $'000

Shareholders’ equity:
Common stock of 5p par value; 600,000,000 shares
authorized; and 495,733,782 shares issued and
outstanding (2004: 800,000,000 shares authorized; and
484,916,034 shares issued and outstanding)	42,728	41,796
Exchangeable shares: 2,187,793 shares issued and
outstanding (2004: 4,226,476)	101,248	195,830
Treasury stock	(2,813)	(264)
Additional paid-in capital	1,205,257	1,070,675
Accumulated other comprehensive income	71,472	131,939
Retained earnings	371,374	810,677

Total shareholders’ equity	1,789,266	2,250,653

Total liabilities and shareholders’ equity	2,798,240	2,714,879

17

Unaudited US GAAP results for the 3 months and year to December 31, 2005 Consolidated Statements of Operations

	3 months to December 31, 2005 $'000	3 months to December 31, 2004 $'000	12 months to December 31, 2005 $'000	12 months to December 31, 2004 $'000

Revenues:
Product sales	397,511	308,860	1,327,660	1,112,457
Royalties	61,837	60,363	242,910	230,364
Licensing and development	3,833	3,262	15,002	13,479
Other revenues	1,769	1,253	13,744	6,907

Total revenues	464,950	373,738	1,599,316	1,363,207

Costs and expenses:
Cost of product sales	78,605	41,899	213,964	141,909
Research and development	84,917	52,505	336,217	196,265
Selling, general and administrative	165,164	127,902	631,124	458,132
Depreciation and amortization	24,300	18,039	74,435	58,513
Intangible asset impairment	2,632	8,021	5,632	13,477
Reorganization costs	-	16,428	9,335	48,469
Integration costs	6,196	-	9,716	-
In-process R&D write-off	-	-	673,000	-

Total operating expenses	361,814	264,794	1,953,423	916,765

Operating income/(loss)	103,136	108,944	(354,107)	446,442

Interest income	7,432	7,800	35,300	21,901
Interest expense	(7,305)	(35)	(12,023)	(12,294)
Other income/(expense), net	6,007	(558)	9,945	3,845

Total other income, net	6,134	7,207	33,222	13,452

Income/(loss) from continuing
operations before income taxes
and equity in (losses)/earnings of
equity method investees	109,270	116,151	(320,885)	459,894
Income taxes	(30,376)	(31,915)	(92,083)	(129,103)
Equity in (losses)/earnings of
equity method investees	(1,150)	(850)	(1,000)	2,508

Income/(loss) from continuing
operations	77,744	83,386	(413,968)	333,299
Loss from discontinued operations	-	-	-	(20,135)
(Loss)/gain on disposition of
discontinued operations	(1,049)	-	3,125	(44,157)

Net income/(loss)	76,695	83,386	(410,843)	269,007

18

Unaudited US GAAP results for the 3 months and year to December 31, 2005
Consolidated Statements of Operations (continued)

	3 months to December 31, 2005		3 months to December 31, 2004	12 months to December 31, 2005		12 months to December 31, 2004

Earnings per share - basic
Income/(loss) from continuing
operations	15.5c		16.8c	(82.7c	)	67.2c
Loss from discontinued operations	-		-	-		(4.1c	)
(Loss)/gain on disposition of
discontinued operations	(0.2c	)	-	0.6c		(8.9c	)

Earning per ordinary share -
basic	15.3c		16.8c	(82.1c	)	54.2c

Earnings per share – diluted
Income/(loss) from continuing
operations	15.3c		16.7c	(82.7c	)	65.9c
Loss from discontinued operations	-		-	-		(4.0c	)
(Loss)/gain on disposition of
discontinued operations	(0.2c	)	-	0.6c		(8.6c	)

Earning per ordinary share -
diluted	15.1c		16.7c	(82.1c	)	53.3c

Earnings per ADS - diluted	45.2c		49.8c	(246.4c	)	159.9c

Weighted average number of
shares:
Basic	501,675,141		497,063,870	500,243,137		496,306,604
Diluted	508,702,513		500,227,937	500,243,137		511,267,432

19

Unaudited US GAAP results for the 3 months and year to December 31, 2005
Consolidated Statements of Cash Flows

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

CASH FLOWS FROM OPERATING
ACTIVITIES:

Net income/(loss) from continuing
operations	77,744	83,386	(413,968)	333,299
Adjustments to reconcile net income/(loss)
to net cash provided by operating
activities:
Depreciation and amortization:
- cost of product sales	801	775	3,483	2,740
- SG&A	23,892	18,039	67,977	58,513
Stock option compensation	205	51	392	216
In-process R&D write-off	-	-	673,000	-
Write-down of long-term assets	3,059	9,925	14,064	29,317
Loss/(gain) on sale of long-term assets	12	(796)	(3,854)	(15,268)
Gain on sale of drug formulation
business	(3,561)	-	(3,561)	-
Movement in deferred taxes	(12,012)	8,631	22,295	(14,979)
Equity in losses/(earnings) of equity
method investees	1,150	850	1,000	(2,508)
Changes in operating assets and
liabilities, net of acquisitions:
(Increase)/decrease in accounts
receivable	(45,992)	21,195	(79,885)	(28,066)
Increase in sales deduction accrual	4,192	11,195	18,616	50,746
Decrease in inventory	9,855	5,049	8,582	2,185
(Increase)/decrease in prepayments
and other current assets	(15,708)	310	(40,111)	2,509
Decrease/(increase) in other assets	48	11,497	(731)	13,520
Increase in accounts and notes
payable and other liabilities	114,814	29,471	122,949	76,793
(Decrease)/increase in deferred
revenue	(2,989)	6,439	(13,520)	6,151
Returns on investments	-	-	4,710	4,043
Cash flows used in discontinued
operations	(1,049)	(4,912)	(362)	(30,525)

Net cash provided by operating
activities(A)	154,461	201,105	381,076	488,686

20

Unaudited US GAAP results for the 3 months and year to December 31, 2005
Consolidated Statements of Cash Flows

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

CASH FLOWS FROM INVESTING
ACTIVITIES:
Movements in short-term investments	15,485	(41,321)	366,731	(20,282)
Movements in restricted cash	(483)	9,274	(768)	24,847
Purchase of subsidiary undertaking,
net of cash and cash equivalents	(14,398)	-	(1,114,048)	-
Expenses of acquisition	(13,379)	-	(37,491)	-
Purchase of long-term investments	(22)	(404)	(7,700)	(6,124)
Purchase of property, plant and
equipment	(28,601)	(32,763)	(86,239)	(57,603)
Purchase of intangible assets	(427)	(17,824)	(20,491)	(30,209)
Proceeds from sale of long-term
investments	-	-	10,135	26,733
Proceeds from sale of property, plant
and equipment	8	3,083	116	3,527
Proceeds from sale of intangible
assets	-	3,701	-	3,701
Proceeds from sale of assets held for
sale	-	-	-	11,289
Proceeds from sale of drug
formulation business	557	-	557	-
Returns of investments	-	248	3,774	1,450
Loans made to IDB	-	(33,018)	(43,162)	(56,838)
Proceeds from sale of the vaccines
business	-	4,912	92,236	34,912
Cash flows used in discontinued
operations	-	-	-	(12,715)

Net cash used in investing activities(B)	(41,260)	(104,112)	(836,350)	(77,312)

21

Unaudited US GAAP results for the 3 months and year to December 31, 2005
Consolidated Statements of Cash Flows (continued)

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

CASH FLOWS FROM FINANCING
ACTIVITIES:
Redemption of 2% convertible loan
notes	-	-	-	(370,109)
Repayment of long-term debt, capital
leases and notes	-	(5,908)	-	(6,079)
Proceeds from exercise of options	6,666	5,885	37,113	13,416
Proceeds from issue of common
stock, net	-	160	-	771
Tax benefit of stock option
compensation, charged directly to
reserves	949	354	3,427	354
Payments to acquire treasury stock	(2,480)	(264)	(2,480)	(264)
Payment of dividend	(9,403)	(8,905)	(28,460)	(8,905)

Net cash (used in)/provided by
financing activities(C)	(4,268)	(8,678)	9,600	(370,816)

Effect of foreign exchange rate
changes on cash and cash
equivalents	(2,297)	5,272	(9,347)	7,567
Effect of foreign exchange rate
changes on discontinued operations	-	-	-	(10)

Net effect of foreign exchange rate
changes(D)	(2,297)	5,272	(9,347)	7,557

Net increase/(decrease) in cash and
cash equivalents(A)+(B)+(C)+(D)	106,636	93,587	(455,021)	48,115
Cash and cash equivalents at
beginning of period	549,820	1,017,890	1,111,477	1,063,362

Cash and cash equivalents at end of
period	656,456	1,111,477	656,456	1,111,477

22

US GAAP results for the 3 months and year to December 31, 2005
Selected Notes to the Unaudited US GAAP Financial Statements (continued)

(1) Earnings per share

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Income/(loss) from continuing
operations	77,744	83,386	(413,968)	333,299
Loss from discontinued operations,
net of tax	-	-	-	(20,135)
(Loss)/gain on disposition of
discontinued operations	(1,049)	-	3,125	(44,157)

Numerator for basic EPS	76,695	83,386	(410,843)	269,007
Interest on convertible
debt, net of tax	-	(3)	-	3,421

Numerator for diluted EPS	76,695	83,383	(410,843)	272,428

Weighted average number of
shares:	No. of shares	No. of shares	No. of shares	No. of shares

Basic	501,675,141	497,063,870	500,243,137	496,306,604
Effect of dilutive shares:
Stock options	6,615,836	3,059,348	-	3,035,620
Warrants	405,780	98,963	-	66,792
Convertible debt	5,756	5,756	-	11,858,416

Diluted	508,702,513	500,227,937	500,243,137	511,267,432

23

US GAAP results for the 3 months and year to December 31, 2005
Selected Notes to the Unaudited US GAAP Financial Statements (continued)

The share options, warrants and convertible debt not included in the calculation of the diluted weighted average number of shares are shown below:

	(1) 3 months to	(1) 3 months to	(2) 12 months to	(1) 12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

	No. of shares	No. of shares	No. of shares	No. of shares

Stock options	10,085,752	9,163,492	20,680,407	16,640,724
Warrants	-	-	1,346,407	-
Convertible debt	-	-	5,756	-

	10,085,752	9,163,492	22,032,570	16,640,724

(1)	Not included as the exercise price exceeded the Company’s average share price during the calculation period.
(2)	Not included as the Company made a loss during the calculation period.

24

Unaudited US GAAP results for the 3 months to December 31, 2005
Selected Notes to the US GAAP Financial Statements (continued)

(2) Analysis of revenues

	3 months to	3 months to	3 months to	3 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2005
	$’000	$’000	% change	% of total
				revenue

Net product sales:
CNS
ADDERALL XR	214,010	183,660	+17%	46%
ADDERALL	12,078	12,074	0%	2%
CARBATROL	17,275	15,468	12%	4%

	243,363	211,202	+15%	52%

GI
PENTASA	42,306	28,290	+50%	9%
COLAZIDE	2,099	2,268	-7%	1%

	44,405	30,558	+45%	10%

GP
AGRYLIN/XAGRID
NORTH AMERICA	4,031	22,259	-82%	1%
ROW	10,381	8,276	+25%	2%
FOSRENOL	29,032	-	N/A	6%
CALCICHEW	10,359	10,727	-3%	2%
REMINYL/REMINYL XL	4,136	2,865	+44%	1%
SOLARAZE	3,754	3,244	+16%	1%
LODINE	3,114	2,663	+17%	1%

	64,807	50,034	+30%	14%

HGT
REPLAGAL	25,358	-	N/A	5%

	25,358	-	N/A	5%

Other product sales	19,578	17,066	+15%	4%

Total product sales	397,511	308,860	+29%	85%

Royalty income:
3TC	40,372	40,118	+1%	8%
ZEFFIX	8,499	7,219	+18%	2%
Others	12,966	13,026	0%	3%

	61,837	60,363	2%	13%

Licensing and development	3,833	3,262	18%	1%
Other	1,769	1,253	41%	1%

Total revenues	464,950	373,738	24%	100%

25

Unaudited US GAAP results for the year to December 31, 2005
Selected Notes to the US GAAP Financial Statements (continued)

(2) Analysis of revenues (continued)

	12 months to	12 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2005
	$’000	$’000	% change	% of total
				revenue

Net product sales:
CNS
ADDERALL XR	730,833	606,657	+20%	46%
ADDERALL	43,111	34,485	+25%	3%
CARBATROL	72,098	54,341	+33%	4%

	846,042	695,483	+22%	53%

GI
PENTASA	136,083	114,995	+18%	8%
COLAZIDE	8,619	8,212	+5%	1%

	144,702	123,207	+17%	9%

GP
AGRYLIN/XAGRID
N AMERICA	45,981	119,099	-61%	3%
ROW	46,809	33,431	+40%	3%
FOSRENOL	53,516	-	N/A	3%
CALCICHEW	38,712	38,252	+1%	2%
REMINYL/REMINYL XL	13,520	10,848	+25%	1%
SOLARAZE	12,530	9,458	+32%	1%
LODINE	12,589	7,582	+66%	1%

	223,657	218,670	+2%	14%

HGT
REPLAGAL	41,314	-	N/A	3%

	41,314	-	N/A	3%

Other product sales	71,945	75,097	-4%	4%

Total product sales	1,327,660	1,112,457	+19%	83%

Royalty income:
3TC	159,839	155,791	+3%	10%
ZEFFIX	30,468	27,393	+11%	2%
Others	52,603	47,180	+11%	3%

	242,910	230,364	+5%	15%

Licensing and development	15,002	13,479	+11%	1%
Other	13,744	6,907	+99%	1%

Total revenues	1,599,316	1,363,207	+17%	100%

26

Non GAAP reconciliation of numerator for diluted EPS for the 3 months and year to December 31, 2005

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Net income/(loss) for basic EPS	76,695	83,386	(410,843)	269,007
Add back:
Loss/(gain) from discontinued
operations	1,049	-	(3,125)	20,135
Loss on disposition of discontinued
operations	-	-	-	44,157
TKT in-process R&D write-off	-	-	673,000	-
TKT cost of product sales fair
value adjustment	24,683	-	41,885	-
New River upfront payment	-	-	50,000	-
New listed holding company costs	-	-	4,527	-
Reorganization costs	-	16,428	9,335	48,469
TKT integration costs	6,196	-	9,716	-
Gain on disposal of drug
formulation business	(3,561)	-	(3,561)	-
Gain on sale of investment	-	-	-	(14,805)
Taxes on above adjustments	(7,649)	(4,600)	(31,333)	(9,426)

Total non GAAP adjustment	20,718	11,828	750,444	88,530

Net income for non GAAP	97,413	95,214	339,601	357,537
Interest on convertible
debt	-	(3)	1	3,421

Numerator for non GAAP - Diluted
EPS	97,413	95,211	339,602	360,958

(1)	An analysis of the results for the three months and year to December 31, 2005 between Shire (excluding TKT) and TKT is shown on pages 29 and 30.

27

Non GAAP reconciliation of reported EPS for the 3 months and 12 months to December 31, 2005

	3 months to	3 months to	12 months to	12 months to
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Diluted EPS per ordinary share	15.1c	16.7c	(82.1c)	53.3c
Add back:
Loss/(gain) from discontinued
operations, net of tax	0.2c	-	(0.6c)	4.0c
Loss on disposition of discontinued
operations	-	-	-	8.6c

Diluted EPS from continuing
operations	15.3c	16.7c	(82.7c)	65.9c
Change in denominator due to
effect on dilution of non GAAP
adjustments(1)	-	-	0.9c	-

	15.3c	16.7c	(81.8c)	65.9c
Add back:
TKT in-process R&D write-off	-	-	133.0c	-
TKT cost of product sales fair
value adjustment	4.9c	-	8.3c	-
New River upfront payment	-	-	9.9c	-
New listed holding company costs	-	-	0.9c	-
Reorganization costs	-	3.3c	1.8c	9.5c
TKT integration costs	1.2c	-	1.9c	-
Gain on disposal of drug
formulation business	(0.7c)	-	(0.7c)	-
Gain on sale of investment	-	-	-	(2.9c)

Taxes on above adjustments	(1.6c)	(1.0c)	(6.2c)	(1.9c)

Non GAAP – diluted EPS per
ordinary share	19.1c	19.0c	67.1c	70.6c

Non GAAP – diluted EPS per ADS	57.4c	57.0c	201.4c	211.8c

Total non GAAP adjustments –
diluted EPS per ordinary share	4.0c	2.3c	149.2c	17.3c

(1)	Since the items added back result in positive non GAAP net income for the year to December 31, 2005, the options, warrants and convertible debt become dilutive under this measure and are therefore included in the calculation of the denominator for non GAAP EPS.

28

US GAAP and Non GAAP results for the 3 months to December 31, 2005
Unaudited Consolidated Statements of Operations
	Non GAAP

	(1) Shire	(2) TKT	Combined	Adjustments	US GAAP
	$’000	$’000	$’000	$’000	$’000

Revenues:
Product sales	372,153	25,358	397,511	-	397,511
Royalties	61,837	-	61,837	-	61,837
Licensing and development	3,833	-	3,833	-	3,833
Other revenues	1,305	464	1,769	-	1,769

Total revenues	439,128	25,822	464,950	-	464,950

Costs and expenses:
Cost of product sales (3)	51,844	2,078	53,922	24,683	78,605
Research and development	61,095	23,822	84,917	-	84,917
Selling, general and
administrative	147,618	17,546	165,164	-	165,164
Depreciation and amortization	17,053	9,879	26,932	-	26,932
Reorganization costs	-	-	-	-	-
Integration costs	-	-	-	6,196	6,196
In-process R&D write-off	-	-	-	-	-

Total operating expenses	277,610	53,325	330,935	30,879	361,814

Operating income/(loss)	161,518	(27,503)	134,015	(30,879)	103,136
Interest income	6,907	525	7,432	-	7,432
Interest expense	(2,050)	(5,255)	(7,305)	-	(7,305)
Other income, net (4)	1,896	550	2,446	3,561	6,007

Total other income/(expense),
net	6,753	(4,180)	2,573	3,561	6,134

Income/(loss) from continuing
operations before income
taxes and equity in losses of
equity method investees	168,271	(31,683)	136,588	(27,318)	109,270
Income taxes	(46,790)	8,765	(38,025)	7,649	(30,376)
Equity in losses of equity
method investees	(1,150)	-	(1,150)	-	(1,150)

Income/(loss) from continuing
operations	120,331	(22,918)	97,413	(19,669)	77,744
Gain on disposition of
discontinued operations	-	-	-	(1,049)	(1,049)

Net income/(loss)	120,331	(22,918)	97,413	(20,718)	76,695

Diluted EPS
Ordinary share	23.6c	(4.5c )	19.1c	(4.0c )	15.1c
ADS	70.9c	(13.5c )	57.4c	(12.2c )	45.2c

(1)	Defined as the ongoing Shire business excluding TKT and other non GAAP adjustments.

(2)	Defined as the acquired TKT business excluding fair value adjustments and integration costs.

(3)	The GAAP adjustment of $24.7m is the difference between fair value and cost of REPLAGAL inventory acquired with the TKT business and used during the period.

(4)	The GAAP adjustment of $3.6 million is the gain on sale of the drug formulation business.

29

US GAAP and Non GAAP results for the year to December 31, 2005
Unaudited Consolidated Statements of Operations
	Non GAAP

	(1) Shire	(2) TKT	Combined	Adjustments	US GAAP
	$’000	$’000	$’000	$’000	$’000

Revenues:
Product sales	1,286,346	41,314	1,327,660	-	1,327,660
Royalties	242,910	-	242,910	-	242,910
Licensing and development	15,002	-	15,002	-	15,002
Other revenues	13,066	678	13,744	-	13,744

Total revenues	1,557,324	41,992	1,599,316	-	1,599,316

Costs and expenses:
Cost of product sales (3)	167,818	4,261	172,079	41,885	213,964
Research and development	248,197	38,020	286,217	50,000	336,217
Selling, general and
administrative (4)	602,088	24,509	626,597	4,527	631,124
Depreciation and amortization	63,678	16,389	80,067	-	80,067
Reorganization costs	-	-	-	9,335	9,335
Integration costs	-	-	-	9,716	9,716
In-process R&D write-off	-	-	-	673,000	673,000

Total operating expenses	1,081,781	83,179	1,164,960	788,463	1,953,423

Operating income/(loss)	475,543	(41,187)	434,356	(788,463)	(354,107)
Interest income	34,346	954	35,300	-	35,300
Interest expense	(4,331)	(7,692)	(12,023)	-	(12,023)
Other income, net (5)	5,695	689	6,384	3,561	9,945

Total other income/(expense),
net	35,710	(6,049)	29,661	3,561	33,222

Income/(loss) from continuing
operations before income
taxes and equity in losses of
equity method investees	511,253	(47,236)	464,017	(784,902)	(320,885)
Income taxes	(136,463)	13,047	(123,416)	31,333	(92,083)
Equity in losses of equity
method investees	(1,000)	-	(1,000)	-	(1,000)

Income/(loss) from continuing
operations	373,790	(34,189)	339,601	(753,569)	(413,968)
Gain on disposition of
discontinued operations	-	-	-	3,125	3,125

Net income/(loss)	373,790	(34,189)	339,601	(750,444)	(410,843)

Diluted EPS
Ordinary share	73.9c	(6.8c )	67.1c	(149.2c )	(82.1c )
ADS	221.7c	(20.3c )	201.4c	(447.8c )	(246.4c )

(1)	Defined as the ongoing Shire business excluding TKT and other non GAAP adjustments.

(2)	Defined as the acquired TKT business excluding fair value adjustments and integration costs.

(3)	The GAAP adjustment of $41.9m is the difference between fair value and cost of REPLAGAL inventory acquired with the TKT business and used or written off during the period.

(4)	The GAAP adjustment of $4.5 million relates to the costs of setting up the new holding company.

(5)	The GAAP adjustment of $3.6 million is the gain on sale of the drug formulation business.

30

Unaudited IFRS results for the year to December 31, 2005

Consolidated Balance Sheet
	December 31,	December 31,
	2005	2004
	$’000	$’000

ASSETS
Non-current assets:
Goodwill	2,209,460	2,246,220
Other intangible assets	1,394,677	322,258
Property, plant and equipment	218,199	128,202
Deferred tax assets	67,283	85,041
Investments accounted for using equity method	23,023	30,848
Available for sale investments	27,139	76,550
Other receivables	42,907	38,895

	3,982,688	2,928,014

Current assets:
Inventories	136,057	41,230
Trade and other receivables	415,189	299,817
Trading investments	6,947	324,845
Cash and cash equivalents	656,456	1,111,477
Restricted cash	30,568	21,627

	1,245,217	1,798,996

Total assets	5,227,905	4,727,010

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-current liabilities:
Borrowings	4,704	4,242
Trade and other payables	18,036	12,963
Deferred tax liabilities	127,691	-
Long-term provisions	25,401	26,232

	175,832	43,437

Current liabilities:
Borrowings	2,667	2,420
Trade and other payables	518,051	344,367
Liability to dissenting shareholders	427,609	-
Current tax liabilities	12,090	46,757
Provisions	8,523	45,097

	968,940	438,641

Total liabilities	1,144,772	482,078

31

Unaudited IFRS results for the year to December 31, 2005

Consolidated Balance Sheet (continued)

	December 31, 2005	December 31, 2004
	$’000	$’000

Shareholders’ equity:
Share capital	42,728	36,083
Share premium	2,977	4,883,219
Treasury shares	(2,813)	(264)
Exchangeable shares: 2,187,793 shares issued and
outstanding (2004: 4,226,476)	101,248	195,830
Capital reduction reserve	2,946,490	-
Capital reserve	-	4,729
Other reserve	2,099,652	36,121
Retained earnings	(1,107,149)	(910,786)

Total shareholders’ equity	4,083,133	4,244,932

Total liabilities and shareholders’ equity	5,227,905	4,727,010

32

Unaudited IFRS results for the year to December 31, 2005

Consolidated Income Statement

Year to December 31,	2005	2004
	$’000	$’000

Continuing operations:
Revenue	1,599,316	1,363,207
Cost of sales	(215,336)	(142,557)

Gross profit	1,383,980	1,220,650
Research and development	(287,146)	(210,974)
Selling, general and administrative (including $526,956,000
goodwill impairment (2004: $132,576,000))	(1,255,707)	(718,890)

Operating (loss)/profit	(158,873)	290,786
Investment revenues	35,300	21,901
Finance costs	(17,420)	(14,771)
Share of post tax profit from associates and joint ventures	(1,000)	4,508

(Loss)/profit before tax	(141,993)	302,424
Taxation	(38,510)	(141,623)

(Loss)/profit for the year from continuing operations	(180,503)	160,801

Discontinued operations:
Profit/(loss) for the year from discontinued operations	3,125	(64,292)

(Loss)/profit for the year	(177,378)	96,509

Earnings per share (expressed in cents per share)
- Basic	(35.5c )	19.4c
- Diluted	(35.5c )	19.3c

Earnings per share from continuing operations (expressed in cents per share)
- Basic	(36.1c )	32.4c
- Diluted	(36.1c )	32.2c

33

Unaudited IFRS results for the year to December 31, 2005

Consolidated Cash Flow Statement

Year to December 31,	2005	2004
	$’000	$’000

Net cash flows from operating activities	401,187	465,762

Cash flow from investing activities
Movement in restricted cash	(768)	24,847
Purchase of subsidiary undertaking, net of cash and cash
equivalents	(1,114,048)	-
Expense of acquisition	(37,491)	-
Loan made to IDB	(43,162)	(56,838)
Purchase of property, plant and equipment	(71,946)	(49,746)
Purchase of intangible assets	(92,139)	(42,293)
Purchases of financial assets	(7,700)	(6,124)
Net decrease/(increase) in current financial assets	366,731	(20,282)
Proceeds from sale of property, plant and equipment (PP&E)	1,169	4,360
Proceeds from sale of intangible assets	-	3,701
Proceeds from sale of financial assets	10,135	26,733
Proceeds from PP&E held for sale	-	11,289
Proceeds from sale of drug formulation business	557	-
Proceeds from sale of discontinued business	92,236	34,912
Interest received	34,203	21,901
Dividend received from associates	3,774	1,450
Dividend from joint venture	4,710	4,043
Investing activities of discontinued business	-	(12,715)

Net cash used in investing activities	(853,739)	(54,762)

Cash flow from financing activities

Proceeds from issuance of ordinary shares, net	-	771
Proceeds from exercise of share options	37,113	13,416
Purchase of treasury shares	(2,480)	(264)
Redemption of 2% guaranteed convertible loan notes 2011	-	(370,109)
Increase in/(repayment of) finance lease obligations	708	(5,351)
Dividends paid	(28,460)	(8,905)

Net cash from/(used in) financing activities	6,881	(370,442)

Net (decrease)/increase in cash and cash equivalents	(445,671)	40,558
Cash and cash equivalents at beginning of year	1,111,477	1,063,362
Effect of foreign currency translation	(9,350)	7,557

Cash and cash equivalents at end of year	656,456	1,111,477

34

Unaudited IFRS results for the year to December 31, 2005

Selected Notes to the IFRS Financial Statements

(1) Earnings per share
		Weighted	Per-share
Year to December 31, 2005	Earnings	average no of	amount
	$’000	shares

Basic EPS
Loss attributable to ordinary shareholders	(177,378)	500,243,137	(35.5c	)
Effect of dilutive securities
Share options	-	-	-
Warrants	-	-	-
Convertible debt	-	-	-

Diluted EPS	(177,378)	500,243,137	(35.5c	)

Earnings per share from continuing and		Weighted	Per-share
discontinued operations:	Earnings	average no of	amount
	$’000	shares

Basic and diluted EPS
(Loss) from continuing operations	(180,503)	500,243,137	(36.1c	)
Gain from discontinued operations	3,125	-	0.6c

		Weighted	Per-share
Year to December 31, 2004	Earnings	average no of	amount
	$’000	shares

Basic EPS
Earnings attributable to ordinary shareholders	96,509	496,306,604	19.4c

Effect of dilutive securities
Share options	-	3,035,620	(0.1c	)
Warrants	-	66,792	-

Diluted EPS	96,509	499,409,016	19.3c

Earnings per share from continuing and		Weighted	Per-share
discontinued operations:	Earnings	average no of	amount
	$’000	shares

Basic EPS
Profit from continuing operations	160,801	496,306,604	32.4c
Loss from discontinued operations	(64,292)	-	(13.0c	)
Diluted EPS
Profit from continuing operations	160,801	499,409,016	32.2c
Loss from discontinued operations	(64,292)	-	(12.9c	)

35

Unaudited IFRS results for the year to December 31, 2005

Selected Notes to the IFRS Financial Statements (continued)

(2) Condensed statement of changes in shareholders’ equity

	2005	2004
	$’000	$’000

Shareholders' equity at January 1,	4,244,932	4,093,875
Foreign currency translation differences	(28,855)	34,066
Employee share option scheme:
- value of employee services	27,383	15,464
- proceeds from shares issued	37,113	13,416
Issue of share capital	-	771
Purchase of treasury shares	(2,549)	(264)
Dividends	(28,460)	(8,905)
Tax benefit associated with the exercise of stock options	1,721	-
Unrealized holding gain on available for sale investments	9,226	-
(Loss)/profit for the year	(177,378)	96,509

Balance at December 31,	4,083,133	4,244,932

(3) Basis of preparation

The financial information set out in the announcement does not constitute the Company's statutory accounts for the years ended December 31, 2005 or 2004. The financial information presented above under IFRS for the comparative period has been derived from the statutory accounts for the year ended December 31, 2004. It has been restated from that which was contained in those statutory financial statements, which were prepared under UK GAAP and have been delivered to the Registrar of Companies. The auditors reported on those accounts; their report was unqualified and did not contain a statement under s. 237(2) or (3) Companies Act 1985. The statutory accounts for the year ended December 31, 2005 will be finalized on the basis of the financial information presented by the directors in this preliminary announcement and will be delivered to the Registrar of Companies following the Company's annual general meeting. This preliminary announcement was approved by the Board on February 22, 2006.

- ENDS -

36